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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report (relating to the financial statements of the U.S. Acquired Brands of Thompson Medical Company, Inc.) dated January 20, 1999, included in this Form 8-K/A, into Chattem's previously filed Registration Statements on Form S-2 (file No. 33-80770), Form S-3 (file Nos. 33-69961, 33-69397, 33-31113, 33-03091 and 33-85348), Form S-4 (file No. 33-53627) and
Form S-8 (File Nos. 33-35386, 33-78524, 33-78922, and 33-61267).

                                       ARTHUR ANDERSEN LLP

West Palm Beach, Florida
February 24, 1999